CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 3, 2008, with respect to the consolidated financial statements, schedule and internal control over financial reporting of Metropolitan Health Networks, Inc.(which report with respect to the consolidated financial statements and schedule expressed an unqualified opinion and contains an explanatory paragraph relating to the adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes in 2007, Securities and Exchange Commission Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements in 2006 and Financial Accounting Standards Board Statement No. 123(R), Share-Based Payment in 2006) which is included in the Annual Report on Form 10-K for the year ended December 31, 2007 incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.

/S/ GRANT THORNTON LLP

Miami, Florida
August 1, 2008